ACTIVE MEDIA SERVICES, INC.
                        AN INTERNATIONAL TRADING COMPANY

                                December 23, 1996


Gumtech International, Inc.
4205 North 7th Avenue - Suite 300
Phoenix, AZ 85013

                  Attention:   Jerry  Kern
                               Chief  Executive  Office;  President

     1. A. GUMTECH INTERNATIONAL, INC. ("GUMTECH") hereby sells and transfers title to GUMTECH's merchandise as is more specifically set forth on Schedule A attached hereto ("MERCHANDISE") to ACTIVE MEDIA SERVICES, INC. ("ACTIVE"'), and shall ship such MERCHANDISE, F.O.B. destination, pursuant to ACTIVE's order(s). GUMTECH agrees that the quality or the MERCHANDISE shall conform to the samples provided to ACTIVE and that the quantity and component blend of the MERCHANDISE shall not vary by more than five percent (5%) from those indicated on Schedule A attached hereto, without the prior, written approval or ACTIVE. Such MERCHANDISE shall be fully assembled, new, first-quality product, in unopened, factory sealed containers and shall be subject to all warranties normally provided by GUMTECH. Such MERCHANDISE shall have a shelf life of no less than twelve (12) months at the time or delivery.


                               ONE BLUE HILL PLAZA
                                  P.O. BOX 1705
                        PEARL RIVER, NEW YORK 10965-8705
                              PHONE: (914) 735-1700


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ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY


     B. An original set or all shipping documents including, but not limited to a signed bill(s) of lading, shall be forwarded to ACTIVE immediately upon shipment. Despite the prior transfer title herein pursuant to this bill of sale, risk of loss, as well as insurance, warehousing, handling and assembly costs relating to the MERCHANDISE shall remain the responsibility of GUMTECH until the MERCHANDISE is delivered pursuant to this Agreement.

     C. GUMTECH represents and warrants that the shipped MERCHANDISE will be merchantable, fit for human consumption and in compliance with the requirements of the United States Food and Drug Administration, as well as any other federal, state and local regulatory bodies that may have proper jurisdiction over the distribution and sale of the MERCHANDISE. GUMTECH represents and warrants that it has obtained all rights, licenses and permissions necessary for it to manufacture, distribute and sell the MERCHANDISE subject to this Agreement, that it has the right to enter into this Agreement and to sell the MERCHANDISE as it is herein being sold and that the same are free and clear of any outstanding liens or encumbrances. GUMTECH further represents and warrants that ACTIVE is authorized to sell the MERCHANDISE pursuant to the remarketing restrictions set forth in Paragraph 7 and Schedule C attached hereto and that such sale by ACTIVE will not violate any applicable laws or the rights or licenses of other entities or persons.

     D. GUMTECH warrants and agrees to deliver to ACTIVE, within five (5) business days from the signing of this Agreement by GUMTECH and ACTIVE, a certificate of products liability insurance naming ACTIVE and/or its subdistributors of the MERCHANDISE as additional insureds, at no cost or expense to ACTIVE and/or its subdistributors.

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ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY

     2. Active shall issue to GUMTECH in full payment for the MERCHANDISE, a trade credit in an amount equal to THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) or such other amount as is equal to the Schedule A value of the MERCHANDISE actually delivered pursuant to the terms of this Agreement. The trade credit shall be utilized solely in accordance with the terms and conditions of this Agreement in connection with the purchase by GUMTECH of media, goods and/or services.

     3. A. GUMTECH shall submit to ACTIVE a buying plan or plans, requesting the acquisition of media, goods and/or services reasonably available to ACTIVE as a trading company. In the case of broadcast and/or electronic media, GUMTECH shall submit to ACTIVE a buying plan or plans no less than ninety (90) days prior to the first date of the quarter that the media is anticipated to run. The buying plan for broadcast and/or electronic media will emphasize frequency impact, utilizing multiple dayparts with no specif daypart mix. In the case of print media, GUMTECH shall submit to ACTIVE a buying plan or plans at least four (4) weeks prior to the respective closing dates of the publications requested. GUMTECH shall not require performance by ACTIVE later than December 31, 1999. Upon acceptance by GUMTECH of the Cash Payment Requirement referred to in paragraph 4, below, ACTIVE shall submit to GUMTECH, or its designee, the


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


ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY


purchasing schedules developed by ACTIVE for approval prior to placement or purchase. GUMTECH, or its designee shall promptly advise ACTIVE whether such purchasing schedules are approved.

     B. In the case of spot television, cost shall be average SQAD. In the case of national cable media, costs shall be mutually agreed to by GUMTECH and ACTIVE. In the case of print media, costs shall be the published open SRDS rate card costs and all insertions shall be subject to each publisher's rules on trade eligibility, which shall be at the discretion of such publisher. In the case of travel-related services, including, without limitation TWA, which are subject to restrictions and trade availability to ACTIVE, costs shall be the prevailing rates available to ACTIVE for the dates requested at the time of reservation. In the case of printing services, which are subject to trade availability to ACTIVE, a benchmark for costs of such goods and/or services must be established by GUMTECH in arms length negotiations with a vendor or supplier and as agreed to by ACTIVE. Such costs must be verifiable by ACTIVE and GUMTECH shall provide ACTIVE with invoices and/or proposals evidencing such costs.

     C. Gross costs of media shall be reduced by an amount equal to fifteen percent (15%) of such gross costs, representing an advertising agency commission allowance to GUMTECH, and the resultant costs, shall be the basis of ACTIVE's media performance, as well as ACTIVE's compensation, for such media hereunder. ACTIVE shall have no other obligation to pay any agency commission, service or brokers commissions, sales and use taxes, freight or delivery charges or any other similar "add on" impositions.

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


ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY

     4. ACTIVE shall advise GUMTECH of the cash payment requirement, for the purposes of paragraph 5 below ("Cash Payment Requirement") that ACTIVE will require to effectuate such plan or plans. In the case of spot television media and national cable media, the Cash Payment Requirement will be sixty percent (60%) of ACTIVE's invoices. In the case of print media, the Cash Payment Requirement will be fifty-nine percent (59%) of ACTIVE's invoices. In the case of TWA, the Cash Payment Requirement shall be seventy percent (70%) of ACTIVE's invoices. IN the case of printing services, the Cash Payment Requirement shall be seventy-five percent (75%) of ACTIVE's invoices.

     5. ACTIVE's invoices for the media, goods and/or services so provided by ACTIVE shall be paid for in the following manner:

          A. GUMTECH agrees to pay ACTIVE, pursuant to the credit terms mutually agreed to by ACTIVE and GUMTECH and as set forth on Schedule B attached hereto, the Cash Payment Requirement for such invoice(s) previously agreed to by GUMTECH and ACTIVE relative to the buying plan or plans to which such media, goods and/or services, relate.

          B. The remaining balance of ACTIVE's invoice(s) shall be paid to ACTIVE by application of the previously unapplied trade credit, if any, provided to GUMTECH as a result of the delivery of the MERCHANDISE pursuant to this Agreement, as well as by cash, within fifteen (15) days of the receipt of such invoice(s) by GUMTECH to the extent of such invoice(s) for which there is no unapplied trade credit then remaining. Any trade credit that remains unapplied pursuant to this Agreement on the close of business on February 28, 2000 shall expire at that time.

     6. In the case of media, proof of performance will accompany ACTIVE's reconciled invoice(s) when they are submitted to GUMTECH for payment. In the event that GUMTECH shall determine to utilize the services of an agent in


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

ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY

connection with the payment of ACTIVE's invoice(s), then GUMTECH shall be solely responsible for the performance of such agent and shall remain liable to ACTIVE pursuant to the terms of this Agreement until such agent has fully performed GUMTECH's payment obligations hereunder.

     7. ACTIVE agrees to abide by the limitation on the remarketing of the MERCHANDISE as is set forth on Schedule C attached hereto.

     8. A. ACTIVE, on the one hand, and GUMTECH on the other, (each an "Indemnitor") each indemnifies and agrees to hold harmless the other, its successors, assigns, shareholders, officers, directors, agents, representatives, employees and/or subdistributors of the MERCHANDISE and/or each of them (collectively referred to herein as the "Indemnified Party") from and against any and all claims, liabilities, costs, expenses, suits, losses, damages, recoveries (including, without limitation, reasonable attorney's fees and disbursements), including interest, incurred by the Indemnified Party in any action or proceeding between Indemnitor and the Indemnified Party or between the Indemnified Party and any third party or otherwise, arising out of any breach or alleged breach of any warranty, representation, agreement or inducement herein made by the Indemnitor. The indemnification obligations contained herein shall survive the expiration or termination of this Agreement.

          B. This Agreement will not be effective to bind ACTIVE until and unless executed and delivered by ACTIVE. Subject to the foregoing sentence, this Agreement shall be binding upon the successors of both GUMTECH and ACTIVE.


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ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY

          C. The undersigned hereby warrant that they have the express and unqualified authority to bind their respective companies to this Agreement.

          D. This Agreement contains the entire understanding between the parties and may not be modified except by a writing signed by both nor may it be assigned by either party hereto without the prior written consent of the other party hereto. Any assignment made in violation of this Agreement shall be void. ACTIVE retains the right to modify credit terms contained herein based on its standard credit review procedures and to request and review credit histories and reports of GUMTECH from time to time. No waiver of any provisions of this Agreement shall be deemed or shall constitute a continuing waiver of such provisions or a waiver of any other provision, unless otherwise expressly provided for in a writing signed by both parties. The representations and warranties of GUMTECH made herein with respect to the MERCHANDISE shall survive the sale of the MERCHANDISE to ACTIVE hereunder.

                         [handwritten--and/or Ariz.--AE
                                      GNK]
     9. This Agreement shall be governed by the laws of the State of New York, without reference to principles of choice of laws.

         [handwritten--AE--GNK--They must accept delivery of 1st shipment of $752,638 NLT 12-31- 96. See MERCHANDISE described in Schedule D. Notwithstanding the foregoing, GUMTECH shall be responsible and shall pay for all costs of insurance for the MERCHANDISE until delivery to the buyer.

                    GNK--AE--Agreement is null & void if not countersigned & returned NLT 12-26-96.]


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ACTIVE MEDIA SERVICES, INC.
AN INTERNATIONAL TRADING COMPANY

     If the foregoing accurately sets forth your understanding of our Agreement, please sign, date and return the enclosed copy of this Agreement.

                                            Very truly yours,

                                            ACTIVE MEDIA SERVICES, INC.


                                            By: /s/ Alan S. Elkin
                                              -------------------------

                                               Alan S. Elkin
                                               Chief Executive Officer

Accepted and Agreed to:

GUMTECH INTERNATIONAL, INC.


By: /s/ Gerald N. Kern                    12-23-96
     ------------------------         ----------------
                                            Date

    Gerald N. Kern                          Pres.
    -------------------------         -----------------
    Print Name                              Title

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